As filed with the Securities and Exchange Commission on March 6, 2025

Registration No. 333-277035

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORGE GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-4383083 (I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, CA (Address of Principal Executive Offices)	94111 (Zip Code)

Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan
Forge Global Holdings, Inc. 2022 Employee Stock Purchase Plan
(Full title of the plans)

Kelly Rodriques
Chief Executive Officer
4 Embarcadero Center
Floor 15
San Francisco, CA 94111
(Name and address of agent for service)

(415) 881-1612
(Telephone number, including area code, of agent for service)

With a copy to:
W. Stuart Ogg Justin Anslow Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨

EXPLANATORY NOTE

On February 13, 2024, Forge Global Holdings, Inc., a Delaware corporation (the “registrant”), filed the Registration Statement on Form S-8 (No. 333-277035) (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register (i) 5,306,994 additional shares of the registrant's common stock under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (the “2022 Plan”), pursuant to the provision of the 2022 Plan providing for such automatic increase in the number of shares reserved for issuance, and (ii) 1,768,998 additional shares of the registrant's common stock under the Forge Global Holdings, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”), pursuant to the provision of the 2022 ESPP providing for such automatic increase in the number of shares reserved for issuance.

This Post Effective Amendment No. 1 is being filed by the registrant solely to correct the signature page to reflect accurate signatories. No other changes have been made to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 6, 2025.

Forge Global Holdings, Inc.

By: /s/ Kelly Rodriques
Name: Kelly Rodriques
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kelly Rodriques	Chief Executive Officer and Director	March 6, 2025
Kelly Rodriques	(Principal Executive Officer)

/s/ James Nevin	Chief Financial Officer	March 6, 2025
James Nevin	(Principal Financial Officer)

/s/ Catherine Dondzila	Chief Accounting Officer	March 6, 2025
Catherine Dondzila	(Principal Accounting Officer)

*	Director	March 6, 2025
Ashwin Kumar

*	Director	March 6, 2025
Kimberley Vogel

*	Director	March 6, 2025
Asiff Hirji

*	Director	March 6, 2025
Debra Chrapaty

*	Director	March 6, 2025
Eric Leupold

	Director	March 6, 2025
Larry Leibowitz

*By: /s/ Kelly Rodriques
Name: Kelly Rodriques
Title: Attorney-in-fact